UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2014 (May 8, 2014)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Market Street, Suite 600

San Francisco, California 94105

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2014, EFactor Group Corp. (the “Company”) entered into a placement agent agreement (the “Placement Agent Agreement”) with Monarch Bay Securities, LLC (“Monarch Bay”) pursuant to which Monarch Bay agreed to act as the Company’s exclusive placement agent and use its commercially reasonable best efforts to arrange for the sale of up to an aggregate of 8.0 million shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) at a price of $0.75 per share (the “Offering”).  There is no minimum offering amount required as a condition to closing of the Offering. The Placement Agent Agreement contains customary representations, warranties and covenants of the Company and Monarch Bay.  The Company has agreed to pay Monarch Bay a cash fee up to 8.0% of the gross proceeds received by investors who purchase shares in the Offering. The Company will also issue to Monarch Bay warrants to purchase the number of shares of Common Stock equal to 8.0% of the aggregate number of shares of Common Stock sold in the Offering at an exercise price of $0.825 per share. In addition, the Company has agreed to reimburse Monarch Bay for its expenses in connection with the Offering, up to an aggregate of $120,000.

The shares of Common Stock are being offered by the Company pursuant to a registration statement on Form S-1, as amended, which was initially filed by the Company with the Securities and Exchange Commission on November 27, 2013 and declared effective on May 8, 2014 (File No. 333-192574).  This Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Placement Agent Agreement is qualified in its entirety by reference to the complete text of the Placement Agent Agreement, which is filed hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Placement Agent Agreement, dated May 8, 2014, between EFactor Group Corp. and Monarch Bay Securities, LLC.*

*  Certain exhibits and schedules to this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2014

EFACTOR GROUP CORP.

By:	/s/ Adriaan Reinders
Name: Adriaan Reinders
Title: President